UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2016

VAPE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-163290	90-0436540
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5304 Derry Ave., Unit C

Agoura Hills, CA 91301

(Address of principal executive office)

1-877-827-3959

(Registrant's telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 19, 2016, Vape Holdings, Inc., a Delaware corporation (the “Company”) entered into an Investment Agreement (the “Investment Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”) with GHS Investments, LLC (“GHS”). Under the terms of the Investment Agreement, GHS has agreed to provide the Company with up to $5,000,000 of financing upon effectiveness of a registration statement on Form S-1.

Following effectiveness of the registration statement, the Company shall have the discretion to deliver puts to GHS and GHS will be obligated to purchase shares of our common stock based on the investment amount specified in each put notice. The maximum amount that the Company shall be entitled to put to GHS in each put notice shall be equal to twice the average of the daily trading volume of the Company’s common stock during the ten (10) trading days preceding the put, so long as such amount does not exceed 9.99% of the outstanding shares of the Company. Pursuant to the Investment Agreement, GHS and its affiliates will not be permitted to purchase and the Company may not put shares of the Company’s common stock to GHS that would result in GHS’s beneficial ownership equaling more than 9.99% of the Company’s outstanding common stock. The price of each put share shall be equal to the lesser of (a) the lowest sale price for the Company’s common stock on the closing date of the put, or (b) the average of the three (3) lowest trading prices for the Company’s common stock for the ten (10) consecutive trading days preceding the date on which the applicable put is delivered to GHS. No put will be made in an amount lower than $5,000 or greater than $150,000, unless otherwise agreed to by GHS in writing. Puts may be delivered by the Company to GHS until the earlier of thirty-six (36) months after the effectiveness of the registration statement on Form S-1 or the date on which GHS has purchased an aggregate of $5,000,000 worth of put shares.

In addition, the Company and GHS entered into a Securities Purchase Agreement (the “SPA”) and Convertible Promissory Note (the “Note”) in the aggregate principal amount of $357,500 of which $213,500 is allocated to fund the re-payment of the JMJ Financial Note Termination Agreement previously disclosed on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 25, 2016.

The foregoing information is a summary of the Investment Agreement, the Registration Rights Agreement, SPA and the Note involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of the Investment Agreement, the Registration Rights Agreement, SPA, and the Note which are attached as exhibits to this Current Report on Form 8-K. Readers should review the exhibits for a complete understanding of the terms and conditions of the transaction described above.

Item 3.02	Unregistered Sales of Equity Securities

The Company has issued the following shares of its common stock pursuant to conversions of convertible notes since the filing of a Current Report on Form 8-K filed on April 6, 2016:

On April 7, 2016, the Company issued 11,240,000 shares of its common stock pursuant to a conversion notice from a noteholder in the amount of $21,018.80.

On April 13, 2016, the Company issued 14,737,000 shares of its common stock pursuant to a conversion notice from a noteholder in the amount of $35,663.54.

The original issuances of the above convertible notes and related amendments were previously disclosed on our Current Report on Form 8-K dated December 8, 2014 and in our Quarterly Reports on Form 10-Q dated May 20, 2014, February 17, 2015 and August 14, 2015, respectively, which disclosures are incorporated by reference herein.

In making the above sales without registration, we relied upon the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

As of April 19, 2016, the total number of shares outstanding of the Company’s common stock was 295,941,234.

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 19, 2016, the Company entered into amended and restated executive employment agreements with two of its existing executive officers, Allan Viernes, CFO and Director, and Benjamin Beaulieu, CEO and Chairman of the Board of Directors, and an amendment to executive employment agreement with CEO Justin Braune.

In connection with their amended and restated executive employment agreements, Mr. Viernes and Mr. Beaulieu will each receive an annual salary of $150,000, subject to adjustment, 6 months of severance, and bi-monthly sales-based compensation of 1% of gross revenues. The sales-based compensation and salary is payable in cash or stock as further described in their agreements.

Mr. Braune’s amendment provides for an increased severance from 3 to 6 months and changes to accrual of unpaid salary.

All references to the employment agreements and amendments herein are qualified in their entirety by reference to the exhibits attached hereto and incorporated by reference herein.

Item 8.01	Other Events

On April 19, 2016, the Company issued a press release on the transaction with GHS. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Investment Agreement by and between GHS Investments, LLC and Vape Holdings, Inc., dated April 19, 2016.

10.2	Registration Rights Agreement by and between GHS Investments, LLC and Vape Holdings, Inc., dated April 19, 2016.

10.3	Securities Purchase Agreement by and between GHS Investments, LLC and Vape Holdings, Inc., dated April 19, 2016.

10.4	Convertible Promissory Note by and between GHS Investments, LLC and Vape Holdings, Inc., dated April 19, 2016.

10.5	Amended and Restated Executive Employment Agreement by and between Vape Holdings, Inc. and Allan Viernes, dated April 19, 2016.

10.6	Amended and Restated Executive Employment Agreement by and between Vape Holdings, Inc. and Benjamin Beaulieu, dated April 19, 2016.

10.7	Amendment to Executive Employment Agreement by and between Vape Holdings, Inc. and Justin Braune, dated April 19, 2016.

99.1	Press release issued by Vape Holdings, Inc., dated April 19, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPE HOLDINGS, INC.

Dated: April 19, 2016	By:	/s/ Justin Braune
Justin Braune
Duly Authorized Officer, Chief Executive Officer

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